Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS FIRST QUARTER FISCAL YEAR 2008 RESULTS

AS&E Announces Record Revenue and Declares Quarterly Dividend

BILLERICA, Mass. – August 6, 2007 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the first quarter of fiscal year 2008 ended June 30, 2007. The Company reported revenues of $44,471,000 as compared with revenues of $29,882,000 for the first quarter of fiscal 2007, operating income of $8,161,000 as compared with operating income of $5,553,000 for the first quarter of fiscal 2007, and net income per share of $0.66 as compared with $0.41 for the first quarter of fiscal year 2007.

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on September 5, 2007 to the holders of record at the close of business on August 20, 2007.

“Revenue for the first quarter of fiscal year 2008 increased 49% while operating profit was up over 47% from the same period last year — recording the highest first quarter revenue and operating profit in the Company’s history,” said Anthony Fabiano, AS&E’s President and CEO. “Revenue increased across all product areas bolstered by the continued rise of international orders for our proprietary X-ray inspection systems. Backlog remains over $100 million for the fourth consecutive quarter — highlighting the continued strength of quarterly bookings due to our increased mix of products and expansion of sales channel and increased investment overseas.”

Fabiano continued, “As announced in our fourth quarter 2007 earnings release, we are delighted with the opportunity to initiate a quarterly dividend program. It is gratifying to achieve a level of performance where we can initiate a dividend program while continuing to fund our existing and future programs — further evidence of the Company’s commitment to core earnings growth and shareholder value.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host the conference call on Monday, August 6, 2007 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-510-0712 at least 10 minutes prior to its starting time. For international participants, dial 1-617-597-5380. Please tell the Operator the confirmation code: 23917579.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, August 6, 2007 at 6:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 32236985. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

QUESTIONS?  If you have prepared questions, please submit them prior to the conference call via e-mail to asadowski@as-e.com or via fax to Annemarie Sadowski, at 1-978-262-8801.

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About AS&E

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), Royal Thai Police, HM Revenue & Customs (U.K.) and Hong Kong Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Quarter Ended
	June 30, 2007	June 30, 2006
Total net sales and contract revenues	$44,471	$29,882

Total cost of sales and contracts	27,070	16,385
Gross profit	17,401	13,497

Expenses:
Selling, general and administrative	6,483	5,695
Research and development	2,757	2,249
Total expenses	9,240	7,944

Operating income	8,161	5,553

Other income (expense):
Interest and other, net	1,863	1,030
Change in warrant valuation	11	2,132
Total other income (expense)	1,874	3,162

Income before provision for income taxes	10,035	8,715
Provision for income taxes	3,863	2,720

Net income	$6,172	$5,995

Income per share - Basic	$0.67	$0.66
Income per share - Diluted	$0.66	$0.41

Weighted average shares - Basic	9,171	9,073
Weighted average shares - Diluted	9,397	9,372

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

(unaudited)

	June 30, 2007	March 31, 2007
Assets
Current assets:
Cash and investments	$125,870	$135,938
Accounts receivable, net	34,932	23,366
Inventories	25,404	20,140
Other current assets	17,289	15,658
Total current assets	203,495	195,102

Non-current assets:
Building, equipment and leasehold improvements, net	22,953	23,054
Other assets	2,793	3,569
Total assets	$229,241	$221,725
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,854	$8,117
Customer deposits	12,154	11,554
Other current liabilities	15,844	19,746
Total current liabilities	38,852	39,417

Non-current liabilities:
Lease financing liability	10,119	10,379
Other non-current liabilities	4,205	4,231
Total liabilities	53,176	54,027

Total stockholders’ equity	176,065	167,698
Total liabilities and stockholders’ equity	$229,241	$221,725